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                                                                    EXHIBIT 10.J

                            INLAND STEEL INDUSTRIES
                           DEFERRED COMPENSATION PLAN
                             FOR CERTAIN EMPLOYEES
                    (AS AMENDED EFFECTIVE NOVEMBER 22, 1994)



     Inland Steel Industries, Inc. hereby establishes this Inland Steel Industries Deferred Compensation Plan for Certain Employees, effective as of November 22, 1994, in order to enable eligible employees of Inland Steel Industries, Inc. and its Affiliates to defer all or a portion of their Inland Steel Industries, Inc. Annual Incentive Plan (the "Annual Incentive Plan") payments and to be credited with earnings on a tax favored basis until retirement or termination.

                                   ARTICLE I
                                  DEFINITIONS

     1.01 "ACCOUNT" means the record of a Participant's interest in the Plan attributable to Participant Contributions made on behalf of such Participant and earnings thereon.

     1.02 "AFFILIATE" means (a) a member of a controlled group of corporations of which the Company is a member or (b) an unincorporated trade or business which is under common control with the Company as determined in accordance with Code Section 414(c). For purposes hereof, a "controlled group of corporations" means a controlled group of corporations as defined in Code
Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C).

     1.03 "BENEFICIARY" means the person or persons, natural or otherwise, designated by a Participant to receive any benefit payable under the Plan in the event of his death. To be effective, any such designation and any alteration or revocation thereof shall be in writing, in such form as the Plan Administrator may prescribe and shall be filed with the Plan
Administrator prior to the Participant's death. If at the time a death benefit becomes payable no designation of Beneficiary is on file with the Plan Administrator, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

            (a)   his spouse;

            (b) his children, except that if any of his children pre-decease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken if living;

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            (c)   his parents;

            (d)   his brothers and sisters;

            (e)   his personal representative or representatives
                  (executors or administrators).

Determination of who the Beneficiary is in each case shall be made by the Plan Administrator.

     1.04 "CODE" means the Internal Revenue Code of 1986, as from time to time amended.

     1.05 "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

     1.06   "COMPANY" means Inland Steel Industries, Inc.

     1.07 "DISABILITY" means a physical or mental condition, or both, which in the opinion of the Plan Administrator, based on such medical evidence as the Plan Administrator deems relevant, renders a Participant incapable of meeting the requirements of the position he occupied at the onset of the condition and which also disqualifies him for transfer to other available and suitable employment with an Affiliate. The Plan Administrator shall administer this provision in a consistent and nondiscriminatory manner.

     1.08 "ELECTION DATE" means December 1 of a Plan Year; provided, however, that no Election Dates shall occur under the Plan in Plan Years occurring on or after January 1, 1994.

     1.09 "ELIGIBLE EMPLOYEE" means an employee of the Company or an Affiliate who is eligible to participate in the Inland 1988 Incentive Stock Plan or who is designated as eligible to participate in the Plan by the Committee.

     1.10 "PARTICIPANT" means each Eligible Employee who has elected to participate in the Plan.

     1.11 "PARTICIPANT CONTRIBUTIONS" means the contributions to the Plan by the Company on behalf of a Participant pursuant to Section 3.01.

     1.12 "PLAN" means the Inland Steel Industries Deferred Compensation Plan for Certain Employees.

     1.13 "PLAN ADMINISTRATOR" means the Director - Human Resources of the Company or such other person or persons as may be designated by the Chairman, President or Vice President - Human Resources of the Company to administer the Plan.

     1.14   "PLAN YEAR" means the calendar year.


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     1.15   "TRUST" means the Inland Steel Industries Deferred Compensation
Trust for Certain Employees.

     1.16 "TRUSTEE" means Harris Trust and Savings Bank, or any successor Trustee of the Trust.

     1.17   "VALUATION DATE" means the last day of each quarter.

                                   ARTICLE II
                                 PARTICIPATION


     An Eligible Employee shall become a Participant by electing, in accordance with procedures established by the Plan Administrator, to have the Company make contributions on his behalf pursuant to Section 3.01 hereof. Notwithstanding any other provision of the Plan, no person shall become a Participant in the Plan for any Plan Year commencing in or after 1994.

                                  ARTICLE III
                                 CONTRIBUTIONS

     3.01 PARTICIPANT CONTRIBUTIONS. Each Eligible Employee may elect, in accordance with procedures established by the Plan Administrator, on or before the Election Date for a Plan Year, for the Company to make contributions under the Plan equal to any whole percentage (from 1% to 100%) of the Participant's Annual Incentive Plan payment for such Plan
Year, but not less than $1,000. Contributions made to the Plan on a Participant's behalf shall reduce the amount of the Annual Incentive Plan payment for the Plan Year which would otherwise be payable to such Participant in January of the following Plan Year. Notwithstanding any other provision of the Plan, no contributions shall be made to the Plan for periods after December 31, 1994.

     3.02 NATURE OF CONTRIBUTIONS. Any amounts contributed to the Plan pursuant to this Article III shall be held by the Trustee subject to the provisions of the Trust, but shall be subject to the claims of the creditors of the Company as provided in the Trust. Notwithstanding the transfer of contributions to the Trust, however, such deferred amounts shall remain obligations of the Company to the Participants and be reflected on the Company's books by separate accounting entries and credited with earnings at such rate as the Plan Administrator shall have designated and disclosed to Eligible Employees prior to their election to participate (which rate may be specified or may instead be set by reference to a specified prime or other fixed rate or by reference to the rate earned by any pooled fixed income or money market fund), but without regard to the earnings or investment results of the Trust. Nothing in the foregoing provisions of this Section 3.02 shall require the Company to continue to maintain the Trust or to continue to hold amounts deferred pursuant to the Plan under the Trust or any other trust and, upon termination of the Trust, all amounts payable pursuant to the terms of the Plan shall be payable from the company's general assets.




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                                   ARTICLE IV
                            ACCOUNTS AND INVESTMENTS

      4.01  VALUATION OF ACCOUNTS.  As of each Valuation Date, the
Account of each Participant shall be adjusted to reflect (a) the earnings (or losses) described in Section 3.02, and (b) Participant Contributions to, and distributions from, the Plan; in both cases since the next preceding Valuation Date.

      4.02 INVESTMENT OF FUNDS. In the event amounts under the Plan are to be invested under the Trust, amounts equivalent to Participant's Contributions shall be transmitted by the Company to the Trustee and invested in such manner as the Company determines for the purpose of paying benefits under the Plan; provided, however, that Trust investments need not reflect the rate chosen under Section 3.02 for the crediting of earnings to the Accounts of Participants, and the earnings or investment results of the Trust shall not affect the earnings credited to Participants' Accounts under the Plan. Nothing in the foregoing provisions of this Section 4.02 shall require the Company to continue to maintain the Trust, to make contributions to the Trust or to continue to hold amounts deferred pursuant to the Plan under the Trust or any other trust and, upon termination of the Trust, all amounts payable pursuant to the terms of the Plan shall be payable from the company's general assets.

                                   ARTICLE V
                            DISTRIBUTION OF BENEFITS

        Upon a Participant's Disability, retirement, death or termination of employment with the Company and its Affiliates, the Participant (or his Beneficiary if he is deceased) shall be paid his entire Account balance as of the Valuation Date preceding the date of such Disability, retirement, death or termination of employment as soon as practicable after such date; provided, however, that, if permitted by the Company, prior to the date on which he is entitled to be paid his Account balance, a Participant may irrevocably elect, in accordance with rules and procedures established by the Plan Administrator, to defer the payment of his Account balance to a later date specified by the Participant or to be paid his Account balance in monthly installments over a period of time specified by the Participant. Notwithstanding the foregoing provisions of this Article V, a Participant (or his Beneficiary if he is deceased) may, at any time prior to the date on which the Participant's
Account balance would otherwise be paid pursuant to the foregoing provisions of this Article V, elect to receive payment of the entire Account balance as of any Valuation Date; provided, however, that no election pursuant to this sentence shall be effective unless the Committee approves such election.





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                                   ARTICLE VI
                              PLAN ADMINISTRATION

        6.01 ADMINISTRATION OF PLAN. The Company shall have the sole responsibility for making contributions hereunder as provided under
ARTICLE III and shall have the sole authority to amend or terminate, in whole or in part, this Plan at any time. The Plan Administrator shall have the sole responsibility for the administration of the Plan.

      The Company does not guarantee to any Participant in any manner the effect under any tax law or Federal or state statute of the Participant's participation in this Plan.

      6.02 CLAIMS PROCEDURE. The Plan Administrator shall make all determinations as to the right of any person to a benefit under this Plan.
Any denial by the Plan Administrator of a claim for benefits under the Plan by a Participant shall be stated in writing by the Plan Administrator and shall set forth the specific reasons for the denial. In addition, the Plan Administrator shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a review of the decision denying the claim.

      6.03  POWERS AND DUTIES OF PLAN ADMINISTRATOR.  The Plan
Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                      (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                      (b) to prescribe procedures to be followed by Participants in filing elections or revo-cations thereof;

                      (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

                      (d) to receive from the Company and from Par-ticipants such information as shall be necessary for the proper administration of the Plan;

                      (e) to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appro-priate;





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                      (f)   to receive, review and keep on file (as it
                            deems convenient and proper) reports of benefit payments by the Company and re-ports of disbursements for expenses di-rected by the Plan Administrator; and

                      (g) to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel.

      The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

      6.04 RULES AND DECISIONS. The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, the Company or the legal counsel of the Company.

      6.05 AUTHORIZATION OF BENEFIT PAYMENTS. The Plan Administrator shall issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the provisions of the Plan.

      6.06  INDEMNIFICATION OF PLAN ADMINISTRATOR.  The Plan
Administrator shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                  ARTICLE VII
                                 MISCELLANEOUS

      7.01  NO RIGHT TO EMPLOYMENT, ETC..  Neither the creation of this
Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Company or any subsidiary any right to remain in the employ of the Company or any subsidiary.

      7.02 SUCCESSORS AND ASSIGNS. All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

      7.03 INALIENABILITY. Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any





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payments under this Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

      7.04 INCOMPETENCY. If any Participant or Beneficiary is, in the opinion of the Plan Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Plan Administrator may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Plan Administrator are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Plan to the extent of and as to that payment, and neither the Plan Administrator nor the Company will have any obligation regarding the application of the payment.

      7.05 CONTROLLING LAW. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Plan.

      7.06 SEVERABILITY. If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

      7.07 GENDER AND NUMBER. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

      8.01 AMENDMENT TO CONFORM WITH LAW. The Company may by amendment make such changes in, additions to, and substitutions in the provisions of this Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

      8.02 OTHER AMENDMENTS AND TERMINATION. The Company may amend or terminate this Plan at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, this Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or termination, any such accrued benefit hereunder shall not be reduced or cancelled.





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     8.03   EFFECT OF CHANGE IN CONTROL.

                      (a) In the event of a Change in Control (as defined below), the Trustee shall, at the direction of the Committee, either (i) pay over all amounts then standing to the Account of a Participant (or Beneficiary) in a cash lump sum, or (ii) continue to hold, in trust, the assets of the Plan pending future distribution to Partici-pants (and Beneficiaries) in accordance with the provisions hereof as in effect on the day immediately preceding the date of such Change in Control.

                      (b) For purposes of this Section 8.03, a "Change in Control" shall be deemed to have occurred if:

                            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Ex-change Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fidu-ciary holding securities under an employee benefit plan of the Company or any of its sub-sidiaries, (C) an underwriter temporarily hold-ing securities pursuant to an offering of such securities, or (D) a corporation owned, direct-ly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securi-ties;

                            (ii) during any period of two consecutive years (not including any period prior to Novem-ber 22, 1989), individuals who at the beginning of such period constitute the Board of Direc-tors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i),
                            (iii) or (iv) of this paragraph (b)), whose election by the Board or nomination for elec-tion by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was





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                            previously so approved, cease for any reason to
                            constitute a majority thereof;

                            (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immedi-ately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviv-ing entity) in combination with the ownership of any trustee or other fiduciary holding secu-rities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediate-ly after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                      (c) The provisions of this Section 8.03 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Plan, other than those Participants who are both (i) not employed by the Company or a sub-sidiary as of the date of the Change in Control and (ii) not receiving nor could have commenced receiving benefits under the Plan as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment.

      8.04 MANNER AND FORM OF AMENDMENT OR TERMINATION. Any amendment or termination of this Plan by the Company shall be made only by action of the Board of Directors of the Company or any officer of the Company duly authorized by the Board of Directors. Certification of any amendment or termination of this Plan shall be furnished to the Plan Administrator by the Company.

      8.05 NOTICE OF AMENDMENT OR TERMINATION. The Plan Administrator shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Plan within a reasonable time thereof.





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